UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2012

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Three Rivers Acquisition

On May 11, 2012, Concho Resources Inc. (the “Company”), through its wholly owned subsidiary, COG Operating LLC, entered into a definitive asset purchase agreement (the “Purchase Agreement”) with Three Rivers Operating Company LLC and certain affiliated entities (collectively, “Three Rivers”) to acquire (the “Acquisition”) all of Three Rivers’ oil and gas leases, interests, properties and related assets for aggregate consideration of approximately $1.0 billion in cash, subject to customary purchase price adjustments and certain preferential rights to purchase.

The Company intends to finance the Acquisition with borrowings under its credit facility. The Company expects the Acquisition to close on or before July 2, 2012, subject to due diligence to be performed by the Company, regulatory approval and the satisfaction of the other closing conditions, as further described below.

Each party’s obligation to consummate the Acquisition is conditioned upon, among other things, (i) confirmation of the counterparties’ representations and warranties as of the closing, (ii) the counterparties’ performance, in all material respects, of all covenants, (iii) the receipt of all required approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and (iv) the absence of legal matters prohibiting the Acquisition. Additionally, the Company’s obligation to consummate the Acquisition terminates if the sum of (A) the absolute value of adjustments to the purchase price attributable to title defects, environmental defects, un-obtained consents to assignment and exercise of preferential purchase rights and (B) the amount of all casualty losses exceeds $150 million.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement. The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about Three Rivers or the Company. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by Three Rivers and the Company to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Three Rivers and the Company rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about Three Rivers or the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase Agreement, dated May 11, 2012, by and among COG Operating LLC, as purchaser, and Three Rivers Acquisition LLC and Three Rivers Operating Company LLC, as sellers.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: May 15, 2012	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Purchase Agreement, dated May 11, 2012, by and among COG Operating LLC, as purchaser, and Three Rivers Acquisition LLC and Three Rivers Operating Company LLC, as sellers.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.